Exhibit 99.3

PACER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except share and per share data)	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$39.7	$20.2
Accounts receivable, net of allowances of $1.0 million	109.6	132.7
Prepaid expenses and other	11.0	9.4
Deferred income taxes	2.2	2.4

Total current assets	162.5	164.7

Property and equipment
Property and equipment, cost	105.9	108.8
Accumulated depreciation	(59.2)	(62.0)

Property and equipment, net	46.7	46.8

Other assets
Deferred income taxes	8.7	12.6
Other assets	9.0	9.9

Total other assets	17.7	22.5

Total assets	$226.9	$234.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued liabilities	98.5	112.5
Long-term liabilities
Other	1.0	1.3

Total liabilities	99.5	113.8

Stockholders’ equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 35,325,993 and 35,085,577 issued and outstanding	0.4	0.4
Additional paid-in capital	307.0	305.7
Accumulated deficit	(179.9)	(185.9)
Accumulated other comprehensive loss	(0.1)	—

Total stockholders’ equity	127.4	120.2

Total liabilities and stockholders’ equity	$226.9	$234.0

The accompanying notes are an integral part of the condensed consolidated financial statements.

PACER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except share and per share data)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues	$250.0	$348.9	$720.7	$1,063.1

Operating expenses:
Cost of purchased transportation and services	192.2	291.2	551.3	890.7
Direct operating expenses	23.2	26.0	70.2	76.4
Selling, general and administrative expenses	29.9	29.6	89.6	91.4
Other income	(0.3)	(0.2)	(0.8)	(0.2)

Total operating expenses	245.0	346.6	710.3	1,058.3

Income from operations	5.0	2.3	10.4	4.8
Interest expense	(0.4)	(0.3)	(0.9)	(1.1)

Income before income taxes	4.6	2.0	9.5	3.7
Income tax expense	(1.8)	(0.9)	(3.5)	(1.6)

Net income	$2.8	$1.1	$6.0	$2.1

Earnings per share:
Basic:
Earnings per share	$0.08	$0.03	$0.17	$0.06

Weighted average shares outstanding	35,325,993	35,087,082	35,270,337	35,064,057

Diluted:
Earnings per share	$0.08	$0.03	$0.17	$0.06

Weighted average shares outstanding	35,679,419	35,380,600	35,559,160	35,328,023

Other comprehensive income:
Foreign currency translation adjustment	$—	$(0.1)	$(0.1)	$(0.5)

Comprehensive income	$2.8	$1.0	$5.9	$1.6

The accompanying notes are an integral part of the condensed consolidated financial statements.

PACER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(in millions, except share amounts)	Common Stock		Additional Paid-in		Accumulated Other	Total
	No. of		Accumulated	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance December 31, 2012	35,085,577	$0.4	$305.7	$(185.9)	$—	$120.2
Net income	—	—	—	6.0	—	6.0
Foreign currency translation adjustment	—	—	—	—	(0.1)	(0.1)
Stock based compensation	—	—	2.0	—	—	2.0
Tax impact of stock based compensation	—	—	(0.7)	—	—	(0.7)
Issuance of common stock for vesting of restricted and performance stock units	167,567	—	—	—	—	—
Issuance of restricted stock	76,818	—	—	—	—	—
Repurchase and retirement of Pacer common stock	(3,969)	—	—	—	—	—

Balance September 30, 2013	35,325,993	$0.4	$307.0	$(179.9)	$(0.1)	$127.4

The accompanying notes are an integral part of the condensed consolidated financial statements.

PACER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
(in millions)	September 30, 2013	September 30, 2012
Cash flows from operating activities
Net income	$6.0	$2.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6.3	5.8
Amortization of deferred gain on sale lease-back transactions	(0.6)	(0.6)
Deferred taxes	3.7	1.0
Stock based compensation expense	2.0	1.3
Change in operating assets and liabilities
Accounts receivable, net	23.1	(7.5)
Prepaid expenses and other	(1.6)	(1.2)
Accounts payable and other accrued liabilities	(13.2)	(4.6)
Other assets	0.9	0.9
Other liabilities	(0.2)	(1.1)

Net cash provided by (used in) operating activities	26.4	(3.9)

Cash flows from investing activities
Capital expenditures	(6.6)	(9.3)
Purchase of railcar assets	—	(28.4)
Net proceeds from sale lease-back transaction	—	30.2
Proceeds from sales of property and equipment	—	0.1

Net cash used in investing activities	(6.6)	(7.4)

Cash flows from financing activities
Debt issuance costs paid to third parties	—	(0.2)
Repurchase and retirement of Pacer common stock	—	(0.1)
Withholding tax paid upon vesting of restricted and performance stock units	(0.3)	(0.1)

Net cash used in financing activities	(0.3)	(0.4)

Net increase (decrease) in cash and cash equivalents	19.5	(11.7)

Cash and cash equivalents at beginning of period	20.2	24.0

Cash and cash equivalents at end of period	$39.7	$12.3

The accompanying notes are an integral part of the condensed consolidated financial statements.

PACER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. INTERIM FINANCIAL STATEMENTS

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of September 30, 2013 and December 31, 2012 and for the three and nine month periods ended September 30, 2013 and 2012 for Pacer International, Inc. and subsidiaries (referred to in these notes to the condensed consolidated financial statements as “Pacer”, “the Company”, “we”, “us”, or, “our”) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of the Securities and Exchange Commission (“SEC”) Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair statement of the financial condition and results of operations at the dates and for the interim periods presented, have been included. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for any full fiscal year. These unaudited condensed consolidated financial statements and footnotes should be read in conjunction with the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”) as filed with the SEC.

Critical accounting policies are summarized in Note 1 of the Notes to Consolidated Financial Statements in our 2012 Annual Report. Except as set forth below, there have been no material changes from the previously described critical accounting policies.

Revenue Recognition

We recognize revenue when all of the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable, and collectability is reasonably assured. We maintain signed contracts with many of our customers and have bills of lading specifying shipment details, including the rates charged for our services. Revenues are presented net of sales and volume discounts.

Our transportation service revenue is recognized after the services have been completed, meaning delivery has occurred and the shipping terms of the contract have been satisfied. Our warehousing, distribution and supply chain services revenues are recognized as the storage or service is rendered.

Our cross-border agreement with Union Pacific represents a multiple-deliverables arrangement. Deliverables under the arrangement represent separate units of accounting that have stand-alone value and no customer-negotiated refunds or return rights exist for the delivered services. These deliverables consist of network management fees and equipment use fees. We allocate revenue to each deliverable based on the relative selling price method. The relative selling price method is based on a hierarchy consisting of vendor-specific objective evidence (VSOE), if available, third-party evidence (TPE), if VSOE is not available, or estimated selling prices (ESP), if neither VSOE nor TPE is available.

VSOE was not available for either the network management fees or the equipment fees. TPE was established for the equipment fees by evaluating similar and interchangeable competitor services in stand-alone sales. TPE could not be established for the network management fees. Therefore, we determined ESP for the network management fees by considering several external and internal factors including, but not limited to, pricing practices, similar product offerings, margin objectives, and internal costs. ESP for each element is updated, when appropriate, to ensure that it reflects recent pricing experience.

Revenue is recognized for each of the deliverables when the revenue recognition conditions discussed above are met.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management of the Company to make estimates and assumptions related to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant estimates include recognition of revenue, costs of purchased transportation and services, allowance for doubtful accounts, accounting for income taxes and valuation of deferred tax assets, the economic useful lives of our property and equipment and contingencies. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required to be reclassified in its entirety to net income. For other amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. These requirements are to be applied to each component of accumulated other comprehensive income. ASU 2013-02 is effective for reporting periods beginning after December 15, 2012. The Company adopted ASU 2013-02 effective January 1, 2013. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity,” (“ASU 2013-05”). ASU 2013-05 addresses the accounting for releasing a cumulative translation adjustment to net income when a parent either sells a part of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets within a foreign entity. The cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets resides. ASU 2013-05 is effective for reporting periods beginning after December 15, 2013. The Company does not anticipate that the adoption of this standard will have a material impact on its consolidated financial statements.

Reclassification

Certain reclassifications have been made to the 2012 three month and nine month condensed consolidated financial statements in order to conform to the 2013 presentation, including the reclassification of certain expenses from selling, general and administrative expenses to costs of purchased transportation and services and direct operating expenses. The Company also reclassified depreciation and amortization to direct operating expenses and selling, general and administrative expenses. The reclassifications had no impact on previously reported income.

The following table summarizes the specific reclassifications discussed above:

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
(in millions)	Originally Reported	Reclassification Amount	As Reclassified	Originally Reported	Reclassification Amount	As Reclassified
Cost of purchased transportation and services	$287.7	$3.5	$291.2	$880.6	$10.1	$890.7
Direct operating expenses	23.3	2.7	26.0	68.2	8.2	76.4
Selling, general and administrative expenses	33.5	(3.9)	29.6	103.7	(12.3)	91.4
Depreciation and amortization	2.1	(2.1)	—	5.8	(5.8)	—
Other income	$—	$(0.2)	$(0.2)	$—	$(0.2)	$(0.2)

NOTE 2. BANK BORROWINGS

Pursuant to Accounting Standards Codification (“ASC”) 470, any borrowings under our revolving credit agreement dated December 30, 2010, as amended on July 6, 2012 (the “2010 Credit Agreement”), would be classified as long-term debt. At September 30, 2013, no borrowings were outstanding.

The interest rate under the 2010 Credit Agreement was 4.0% per annum as of September 30, 2013. Letter of credit fees are charged monthly at a rate equal to the applicable margin on Eurodollar rate loans.

As of September 30, 2013, $63.8 million was available under the 2010 Credit Agreement pursuant to the borrowing base formula set forth in the 2010 Credit Agreement, net of $11.4 million of outstanding letters of credit.

NOTE 3. LONG-TERM INCENTIVE PLANS

Stock Options

During the nine month period ended September 30, 2013, the Company granted stock options under the 2012 Omnibus Incentive Plan (the “2012 Plan”) to certain key employees and officers. The options vest three years after grant date, have a seven year life, and an exercise price equal to the Company’s stock price on the grant date. During the nine month period ended September 30, 2013, the Company granted additional stock options under the 2012 Plan to the Chief Executive Officer. These options have a three year graded vesting schedule after grant date, a seven year life, and various exercise prices ranging from the Company’s stock price on the date of grant to $9.00 per share. The fair value of options granted in 2013 was estimated using the Black-Scholes valuation model and the assumptions noted in the following table.

2013
Black-Scholes option-pricing model assumptions:
Weighted average risk-free interest rate	0.8%
Weighted average volatility	42.7%
Weighted average dividend yield	N/A
Weighted average expected option term	5 years
Weighted average fair value per share of options granted	$1.61

The expected term of the stock options is determined by considering certain factors such as the vesting period of the award, historical experience, volatility of the stock price and other relevant factors. The expected volatility is based on a combination of the changes in weekly prices of the Company’s and selected competitors’ stock over a historical period preceding each grant date. The risk free interest rate is based on the implied yield on U.S. Treasury issues with a term equal to the expected term of the option.

The following table summarizes the stock option activity for the nine month period ended September 30, 2013:

	Options	Weighted Average Exercise Price
Balance at December 31, 2012	835,942	$8.85
Granted	1,845,523	5.14
Canceled or expired	(169,752)	7.18
Exercised	—	—

Balance at September 30, 2013	2,511,713	6.24

Options exercisable, at September 30, 2013	179,000	$19.24

The total intrinsic value of stock options exercisable as of September 30, 2013 was $0.1 million. As of September 30, 2013, there was $2.5 million of unrecognized compensation costs related to stock options which are expected to be recognized over a weighted-average period of approximately 2.2 years.

Restricted Stock

The Company has issued time-based restricted stock to the non-management members of the Board of Directors and to certain key employees and officers. Restricted stock is subject to restrictions and cannot be sold, transferred or disposed of during the restriction period. The holders of restricted stock generally have the same rights as a stockholder of the Company with respect to such shares, including the right to vote and receive dividends with respect to the shares. Restricted stock is valued at the date of grant, based on the closing market price of the Company’s common stock, and expensed using the straight-line method over the requisite service period. Restricted stock awarded in the period vests one year from the date of grant. A summary of restricted stock activity for the nine month period ended September 30, 2013 is presented below:

	Shares	Weighted Average Grant-Date Fair Value
Nonvested at December 31, 2012	71,696	$5.59
Granted	76,818	4.30
Vested	(58,446)	5.42
Forfeited	—	—

Nonvested at September 30, 2013	90,068	$4.60

As of September 30, 2013, there was $0.1 million of total unrecognized compensation cost related to restricted stock, which is expected to be recognized over a weighted-average period of approximately 0.4 years.

Performance Stock Units and Restricted Stock Units

During the nine month period ended September 30, 2013, the Company granted performance stock units (“PSUs”) under the 2012 Plan that vest based on (i) the percentage of the Company’s achievement of operating income and operating margin targets established by the Compensation Committee of the Board of Directors for the performance periods ending December 31, 2013, 2014 and 2015 and (ii) the continued employment of the grantee through March 5, 2016. The Company has outstanding PSU’s and Restricted Stock Units (“RSUs”) granted in prior years. No RSUs were granted during the nine month period ended September 30, 2013.

The PSUs and RSUs (collectively the “Units”) may vest before the applicable vesting date if the grantee’s employment is terminated by the Company without cause. Upon vesting, the Units result in the issuance of shares of Pacer common stock after required minimum tax withholdings. The holders of the Units do not have the rights of a shareholder and do not have voting rights but are entitled to receive dividend equivalents payable in the form of additional shares upon vesting of the Units.

The PSUs are valued at the date of grant, based on the closing market price of the Company’s common stock, and expensed ratably over the vesting periods based on the actual and expected financial results of the individual performance periods. Vested Units in the table below include Units that vested under the terms of the applicable award agreement upon the grantee’s resignation or voluntary termination. A summary of RSU and PSU award activity for the nine month period ended September 30, 2013 is presented below:

	Performance Stock Units	Restricted Stock Units	Total	Weighted Average Grant-Date Fair Value
Balance at December 31, 2012	619,392	343,368	962,760	$5.18
Granted	452,984	—	452,984	4.33
Vested	(168,819)	(58,994)	(227,813)	6.59
Forfeited	(48,873)	(3,103)	(51,976)	4.82

Balance at September 30, 2013	854,684	281,271	1,135,955	$4.58

As of September 30, 2013, there was $2.3 million of total unrecognized compensation costs related to RSUs and PSUs, which are expected to be recognized over a weighted-average period of approximately 2.3 years.

The 2012 Plan will continue in effect until February 6, 2022, unless terminated earlier by the Board. As of September 30, 2013, there were 0.5 million shares available for issuance under the 2012 Plan.

NOTE 4. COMMITMENTS AND CONTINGENCIES

The Company is subject to routine litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company’s business, consolidated results of operations, financial condition or cash flows. Most of the lawsuits to which the Company is a party are covered by insurance and are being defended in cooperation with insurance carriers.

We have received notices from the California Labor Commissioner, Division of Labor Standards Enforcement (the “DLSE”), that a total of 130 owner-operators had filed claims with the DLSE alleging that they should be classified as employees, as opposed to independent contractors, and seeking reimbursement for their business expenses, including fuel, tractor maintenance and tractor lease payments. 50 of these claims seek a total of approximately $8.0 million from the Company’s subsidiaries; the Company has not yet received any information regarding amounts claimed by the other 80 independent contractors. A hearing before the DSLE on the first 7 claims began on July 8, 2013. This hearing is on-going, and 32 claims are currently set for hearing within the next three months. The information available to the Company at September 30, 2013 does not indicate that it is probable that a liability had been incurred, and the Company could not reasonably estimate the amount, or range of amounts, of any liability that would be incurred if these claims were resolved against it. Accordingly, the Company has not accrued any liability for these claims in its financial statements as of and for the period ended September 30, 2013. We believe that these claims are without merit, and we intend to vigorously defend against all of them.

On August 20, 2013 we were served with a complaint styled Manuela Ruelas Mendoza v. Pacer Cartage, California Superior Court, San Diego, Case No. 37-2013-00063453CU-OE-CTL. Ruelas, an independent contractor driver for Pacer Cartage, alleges that she should be considered an employee under the California Labor Code, and seeks pay for meal breaks, rest breaks and overtime, and alleges certain violations of the California Labor Code. Ruelas seeks to maintain the action as a class action on behalf of similarly situated Pacer Cartage contractors. This lawsuit is in the preliminary stages, and no discovery has been conducted. The information available to the Company at September 30, 2013 does not indicate that it is probable that a liability had been incurred, and the Company could not reasonably estimate the amount, or range of amounts, of any liability that would be incurred if these claims were resolved against it. We have removed the case to Federal District Court for the Southern District of California. We believe this action is without merit, and we intend to vigorously defend certification of the class as well as the merits of the claims should the class be certified.

NOTE 5. SEGMENT INFORMATION

The following table presents reportable segment information for the three and nine month periods ended September 30, 2013 (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Intermodal	$193.3	$291.0	$558.0	$882.7
Logistics	57.0	58.1	163.6	181.0
Inter-segment elimination	(0.3)	(0.2)	(0.9)	(0.6)

Total	250.0	348.9	720.7	1,063.1

Depreciation and amortization
Intermodal	1.6	1.5	4.5	4.0
Logistics	0.3	0.4	1.1	1.2
Corp/Other	0.2	0.2	0.7	0.6

Total	2.1	2.1	6.3	5.8

Income (loss) from operations
Intermodal	11.3	8.7	31.9	26.3
Logistics	(1.7)	(2.3)	(7.3)	(8.0)
Corp/Other	(4.6)	(4.1)	(14.2)	(13.5)

Total	5.0	2.3	10.4	4.8

Capital Expenditures
Intermodal	1.4	2.2	4.5	7.0
Logistics	0.7	0.6	2.0	2.0
Corp/Other	—	0.1	0.1	0.3

Total	$2.1	$2.9	$6.6	$9.3

The “Corp/Other” rows includes corporate amounts (primarily compensation and overhead costs unrelated to a specific segment). The Chief Operating Decision Maker does not review assets by segment for purposes of allocating resources and therefore assets by segment are not disclosed.

For the three month period ended September 30, 2013, the Company had one customer that contributed more than 10% of total consolidated revenues (contributed 10.7% of total revenues). For the three month period ended September 30, 2012, the Company had two customers that contributed more than 10% of total consolidated revenues (one contributed 18.4%, and the other 17.2% of total revenues).

For the nine month period ended September 30, 2013, the Company had one customer that contributed more than 10% of total consolidated revenues (contributed 11.7% of total revenues). For the nine month period ended September 30, 2012, the Company had two customers that contributed more than 10% of total consolidated revenues (one contributed 18.1%, and the other 17.3% of total revenues).

NOTE 6. LEASES

The Company leases double-stack railcars, containers, chassis, tractors, data processing equipment and real and other property. Minimum rental commitments under non-cancelable leases for the respective twelve month periods ended September 30 are shown below (in millions):

Operating Leases
2014	$64.6
2015	39.1
2016	23.4
2017	9.9
2018	5.6
Thereafter	8.5

Total minimum payments	$151.1

NOTE 7. EARNINGS PER SHARE

The following table sets forth the computation of earnings per share-basic and diluted (in millions, except share and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Numerator:
Net income (basic and diluted)	$2.8	$1.1	$6.0	$2.1
Denominator:
Denominator for earnings per share-basic:
Weighted average common shares outstanding	35,325,993	35,087,082	35,270,337	35,064,057
Effect of dilutive securities:
Stock options, restricted stock units and performance stock units	353,426	293,518	288,823	263,966

Denominator for earnings per share-diluted	35,679,419	35,380,600	35,559,160	35,328,023

Earnings per share-basic	$0.08	$0.03	$0.17	$0.06

Earnings per share-diluted	$0.08	$0.03	$0.17	$0.06

Anti-dilutive shares (1)	821,436	821,843	2,057,485	672,996

(1)	Reflects the weighted average common share equivalents attributable to outstanding stock options that were excluded from the computation of earnings per share because the impact would be anti-dilutive.